EXHIBIT 10.1

                         August 27, 1996

Exco Resources, Inc.
9400 N. Central Expressway
Suite 1209
Dallas, Texas 75231

     Re:  $200,000.00 Loan from Comerica Bank-Texas ("Bank")

Gentlemen:

     Exco Resources, Inc., ("Borrower"), has requested that Bank provide to Borrower a loan of $200,000.00 (the "Loan"). Bank is willing to provide the Loan to Borrower pursuant to a DEMAND note and subject to the further terms and conditions set forth herein.

     In consideration of the Loan and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower agrees as follows:

     1. Financial Statements. Borrower shall deliver to Bank within 60 days after the end of each fiscal year, (i) its balance sheet as of the end of such year, and (ii) a statement of income and statement of cash flow for such year, fairly presenting the financial condition and results of operations of Borrower, audited by certified independent public accountants acceptable to Bank. Borrower shall deliver to Bank within 45 days after the end of each calendar quarter, (i) its balance sheet as of the end of such quarter, and (ii) a statement of income and statement of cash flow for such quarter and for the calendar year through the end of such quarter, fairly presenting the financial condition and results of operations of Borrower, certified by the chief financial officer of Borrower as being true and correct and as accurately reflecting the financial condition of Borrower without any material omissions or misstatements and as having been prepared in accordance with
GAAP (except for year-end audit adjustments).   Borrower shall also
deliver to Bank such other financial information and financial statements as Bank may request from time to time.

     2. Production Reports. As soon as available and in any event within thirty (30) days after the end of each month, Borrower shall deliver to Bank a report prepared by Borrower for each of the properties subject to a mortgage for the benefit of Bank (the "Mortgaged Properties"), detailing production, revenue, lease operating expenses, price information and such other information as Bank may request for such month and further detailing any changes to any producing reservoir, production equipment, or producing well which could have a material adverse effect on any of the Mortgaged Properties. Such report shall be in form and substance acceptable to, and provide such detail and back-up as may be requested by, Bank.

Exco Resources, Inc.
August 27, 1996
Page 2

     3. Limitation on Indebtedness. Without the prior written consent of Bank, Borrower shall not incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any indebtedness except (i) the Loan and (ii) indebtedness for ordinary trade payables not more than forty five (45) days past due.

     4.   Negative Pledge.   Except for liens in favor of Bank,
Borrower shall not hereafter create or grant a lien in any oil or gas property of Borrower, whether royalty, overriding royalty, mineral or working interests.

     5. Working Capital. Borrower shall at all time maintain current assets, determined in accordance with GAAP, in excess of current liabilities (excluding the Loan), determined in accordance with GAAP.

     6. Use of Funds. The proceeds of the Loan shall be used by Borrower solely for the costs and expenses related to the planned public offering of the Borrower's capital stock and acquisitions related thereto.

     7. Further Assurances. Borrower will make, execute and endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, security agreements, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Bank may, from time to time, reasonably deem necessary or proper in connection with this Agreement or the obligations of Borrower , or for better assuring and confirming unto Bank all or any part of the security for the Loans or for granting to Bank a perfected first priority lien in the Mortgaged Properties as security for the Loan.

     8. Offset. Borrower hereby grants to Bank the right of offset, to secure repayment of the Loan, upon any and all monies, securities or other property of Borrower and the proceeds therefrom now or hereafter held or received by or in transit to Bank or any of its agents, from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Bank at any time existing.

     9. Expenses of Bank. Borrower shall pay all reasonable costs, fees and expenses of Bank (including, without limitation, all reasonable attorneys' fees, costs and expenses of Bank's legal counsel) incurred (i) in connection with the negotiation, preparation, execution and delivery of loan documents and any and all renewals, amendments, waivers and modifications thereto, and
(ii) by Bank in connection with the preservation and enforcement of Bank's rights under this Agreement, the note evidencing the Loan (the "Note") and/or other loan documents, specifically

Exco Resources, Inc.
August 27, 1996
Page 3

including, without limitation, all costs and expenses incurred with respect to any bankruptcy, insolvency or reorganization proceeding. Borrower agrees to indemnify, defend, save and hold harmless Bank, and its officers, directors, employees, agents and attorneys, and each of them (the "Indemnified Parties"), from and against all claims, actions, suits and other legal proceedings, damages, costs, interest, charges, counsel fees and other expenses and penalties which any of the Indemnified Parties may sustain or incur by reason of or arising from the execution and delivery of this Agreement, the Note or any of the loan documents, or the consummation of the Loan (collectively, the "Subject Transactions"). Borrower agrees to indemnify, defend, save and hold harmless the Indemnified Parties from and against all claims, actions, suits and other legal proceedings, damages, costs, interest, charges, counsel fees and other expenses and penalties which any of the Indemnified Parties may sustain or incur by reason of or arising out of (i) any environmental liability related to the Mortgaged Property or (ii) any other litigation of whatever nature in which Borrower or any of the Mortgaged Property is involved, including, without limitation, costs and expenses related to producing evidence in any litigation or testifying in any litigation. Notwithstanding anything to the contrary contained in this paragraph, Borrower does not indemnify Indemnified Parties against losses, liabilities, damages, claims, costs and expenses incurred by any of the Indemnified Parties which arise directly from their willful misconduct or gross negligence; PROVIDED, HOWEVER, THE INDEMNIFICATION PROVISIONS SET FORTH ABOVE DO EXPRESSLY REQUIRE THE INDEMNIFICATION OF THE INDEMNIFIED PARTIES FOR THEIR OWN NEGLIGENCE. The obligations of Borrower under this paragraph shall survive any termination of this Agreement and payment of the Loan.

     10. Notices. All notices, requests and demands to and upon the respective parties hereto shall be in writing and shall be deemed given or made (i) when deposited in the mail, postage prepaid, addressed as set forth below, (ii) when such communication is telecopied to the fax number set forth below, or (iii) when delivered to an overnight delivery service, addressed as set forth below. Each party may change the address or fax number for notice by a writing to the other party delivered in accordance with the terms hereof.

     To Borrower:        Exco Resources, Inc.
                         9400 N. Central Expressway
                         Suite 1209
                         Dallas, Texas 75231
                         Fax No.: (214) 368-2084
                         Attention:  Glen Seitz

     To Bank:            Comerica Bank-Texas
                         P. O. Box 650282, MC 6593
                         Dallas, Texas 75265-0282

Exco Resources, Inc.
August 27, 1996
Page 4

                         Fax No.:     (214) 965-8990
                         Attention:   David Montgomery

     11. Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the law of the State of Texas and applicable federal law.

     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Bank and the successors and assigns of Bank; Borrower may not assign or transfer any of its rights or obligations under this Agreement.

     13. Amendment and Waiver. Except as provided herein, this Agreement may not be amended or modified, nor may any of its terms be waived, except by written instrument signed by all parties hereto.

     14. Maximum Interest. Regardless of any provision contained herein or therein, the holder or holders of the Note shall never be entitled to contract for, charge, receive, take, collect, reserve or apply as interest on the Note any amount in excess of the Maximum Rate, and in the event the holder of the Note ever contracts for, charges, receives, takes, collects, reserves or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal on the Note and shall be treated thereunder as such; and if the Note is paid in full, any remaining excess shall be promptly paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest at the Maximum Rate, the holder of the Note shall, to the extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread the total amounts of interest throughout the entire contemplated term of the Note; provided, however, if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest at the Maximum Rate, the holder thereof shall refund to Borrower the amount of such excess and, in such event, the holder thereof shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving, or applying interest in excess of the Maximum Rate.

     15. No Oral Agreements. THIS AGREEMENT, THE NOTE AND ALL OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Exco Resources, Inc.
August 27, 1996
Page 5

     16. Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     17. Article 15.10 (b). Borrower and Bank hereby agree that, except for Section 15.10(b) thereof, the provisions of Art.
5069-15.01 et seq. of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not apply to the Loan.

     18. DEMAND OBLIGATION. Notwithstanding any other term or provision hereof or in any other agreement, the obligation of the Borrower evidenced by the Note is a demand obligation, and Bank may demand payment thereof in full at any time in its sole discretion.

     If you find the terms of this Agreement to be satisfactory, please sign as indicated below and return an executed original copy to us.

                              Comerica Bank - Texas

                              By:  /s/ David Montgomery
                                   -------------------------------
                              Its: Banking Officer
                                   - -----------------------------

Accepted and Agreed to as of
August 27, 1996.

Exco Resources, Inc.

By:  /s/ Glenn L. Seitz
     ---------------------------------

                           DEMAND NOTE

$200,000.00                                       August 27, 1996

     ON DEMAND, OR IF NOT SOONER DEMANDED, ON FEBRUARY 27, 1997, FOR VALUE RECEIVED, the undersigned, EXCO RESOURCES, INC., a Texas corporation ("Borrower"), hereby promises to pay to the order of Comerica Bank - Texas, a banking association organized under the laws of the State of Texas ("Lender"), at 1601 Elm Street, Dallas, Dallas County, Texas 75201, the principal amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00), or such lesser amount as may from time to time be advanced and remain unpaid and outstanding hereunder, together with accrued interest as provided hereinbelow.

     Borrower further promises to pay interest to Lender in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding, at a rate per annum which shall from day to day be equal to the lesser of (i) the Maximum Rate (as hereinafter defined), or (ii) two percent (2.0%) above the Base Rate (as hereinafter defined) in effect on such day (the "Fluctuating Rate"). "Maximum Rate" shall mean the highest nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on this Note, under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. "Base Rate" shall mean the variable rate of interest per annum established by Lender, from time to time as its base or prime rate (which rate may not be the lowest rate charged by Lender, on similar loans or on loans to its most credit-worthy commercial borrowers). Each change in the Fluctuating Rate shall become effective, without notice to Borrower, on the effective date of each change in the Base Rate. For the purposes of calculating interest accrued hereon at the Fluctuating Rate, interest on this Note shall be calculated on the basis of a 360-day year. Interest at the Maximum Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

     Any overdue principal hereunder and, to the extent permitted by law, overdue interest hereon, shall bear interest, payable ON DEMAND, for each day from and including the date payment thereof was due to, but excluding, the date of actual payment, at a rate per annum which shall from day to day be equal to the the lesser of
(i) the Maximum Rate and (ii) six percent (6.0%) above the Base Rate in effect on such day (the "Default Rate"). Each change in the Default Rate shall become effective, without notice to Borrower, on the effective date of each change in the Base Rate. For the purposes of calculating interest hereon at the Default Rate, interest on this Note shall be calculated on the basis of a 360 day year.

     It shall be within Lender's sole discretion to make or to refuse to make any and all loans requested hereunder by Borrower. Lender's records shall be conclusive proof of loans, payments and interest accruals hereunder, absent proof by Borrower of error.

     Principal may be borrowed and repaid from time to time, subject in all respects to the terms hereof. All unpaid principal and accrued interest under this promissory note shall be payable as follows: Accrued interest shall be payable monthly, at the rate prescribed herein, on the last Business Day of each calendar month. All unpaid principal borrowed under this promissory note and all unpaid accrued interest thereon, and all other amounts payable hereunder, shall be due and payable to Lender in full ON DEMAND, OR IF NOT SOONER DEMANDED, ON FEBRUARY 27, 1997. As used herein, "Business Day" means any day upon which Lender is open for banking business in Dallas, Texas.

     No delay by Lender in the exercise of any power or right hereunder shall operate as a waiver of, or impair, Lender's rights and remedies under this promissory note. Borrower and each other party ever liable hereunder severally hereby expressly waives presentment, demand, notice of intention to demand, notice of intention to accelerate, notice of acceleration, protest, notice of protest and any other notice of any kind, and agrees that its liability hereunder shall not be affected by any renewals, extensions or modifications, from time to time, of the time or manner of payment hereof, or by any release or modification of any security for the obligations and indebtedness evidenced hereby.

     Borrower hereby promises to pay to Lender all reasonable costs and expenses of enforcement and collection of any amounts under this promissory note, including without limitation, reasonable attorneys' fees (including, without limitation, fees incurred pursuant to or in connection with a proceeding brought pursuant to 11 U.S.C., the Federal Bankruptcy Code).

     In no contingency or event whatsoever shall the amount hereunder paid by Borrower, received by Lender, agreed to be paid by Borrower, or requested to be paid by Lender, exceed the maximum amount permitted by applicable law. In the event any such sums paid to Lender by Borrower would exceed the maximum amount permitted by applicable law as interest, Lender shall automatically apply such excess to any unpaid principal or, if the amount of such excess exceeds said unpaid principal, such excess shall be paid to Borrower. All sums paid, or agreed to be paid, by Borrower which are or hereafter may be construed to be compensation for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full. Notwithstanding any other provisions contained herein, Lender shall never be entitled to receive, collect or apply, as interest on the indebtedness arising hereunder, any amount in excess of the maximum amount (the "Maximum Amount") which could be contracted for, charged or collected by application of the Maximum Rate and, in the event Lender ever receives, collects, or applies as interest any such excess, such amount which could be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness arising hereunder, and, if the principal balance of such indebtedness is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Amount or the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge or reimbursement for a third-party expense rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts throughout the entire period during which the indebtedness was outstanding the total amount of interest at any time contracted for, charged or received.

     The promissory note may not be changed, amended or modified except in writing executed by Lender and Borrower.

     This promissory note shall be governed by and construed according to the laws of the State of Texas, except as to provisions relating to the rate of interest to be charged on the unpaid principal hereof, in which case, to the extent federal law otherwise would allow a higher rate of interest than would be allowed by the laws of the State of Texas, such federal law shall apply; provided, further, that in no event shall Tex. Rev. Civ. Stat. Ann. art. 5069 ch.15 (which regulates certain revolving loan accounts and revolving triparty accounts) apply to this promissory note. To the extent that TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, is applicable to this promissory note, the "indicated rate" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

THIS PROMISSORY NOTE AND ALL OTHER WRITTEN AGREEMENTS EXECUTED IN
CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE
PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              EXCO RESOURCES, INC.

                              By:  /s/ Glenn L. Seitz
                                   ------------------------------
                              Name: Glenn L. Seitz
                                    -----------------------------
                              Title: Treasurer
                                     ----------------------------

Acknowledged this ___ day of August, 1996

COMERICA BANK - TEXAS

By:  /s/   David Montgomery
     ----------------------------------------
Name: David Montgomery
      ---------------------------------------
Title: Banking Officer
       --------------------------------------